UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2010
Breeze-Eastern Corporation
(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-07872 (Commission File Number)	95-4062211 (IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey (Address of Principal Executive Offices)	07981 (Zip Code)
Registrant’s telephone number, including area code: (973) 602-1001

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5– Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders
     At the annual meeting of stockholders of Breeze-Eastern Corporation (the “Company,” “we” or “us”) held on September 23, 2010, the holders of our outstanding stock took the actions described below. As of the record date for the annual meeting, 9,396,095 shares of common stock were issued and outstanding, each entitled to one vote per share.
     The stockholders elected the following directors to serve on our board of directors until the 2011 annual meeting of stockholders and until their successors have been duly elected and qualified:

Directors	Votes For	Votes Withheld
William H. Alderman	7,235,627	234,162
Charles W. Grigg	7,201,952	267,837
Jay R. Harris	7,449,799	19,990
William J. Recker	7,235,391	234,398
Russell M. Sarachek	7,404,282	65,507
William M. Shockley	7,180,872	288,917
Frederick Wasserman	5,954,094	1,515,695
Michael Harlan, Jr.	7,106,229	363,560
     The stockholders also approved a proposal to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. The voting results for this proposal were 8,198,133 shares for, 31,170 shares against, and 19,101 shares abstained.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
Dated: September 28, 2010	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer, Treasurer and Secretary